Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 10, 2015, by and among Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), Penelope Mining LLC, a Delaware limited liability company (the “Investor”), and Minera del Norte S.A. de C.V., a Mexican societe anonime (“Minosa”). The Company, Investor and Minosa are referred to herein from time to time collectively as the “Parties”, and each individually, as a “Party”. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties entered into a Stock Purchase Agreement, dated as of March 11, 2015 (the “Agreement”);

WHEREAS, the Parties desire to amend certain terms set forth in the Agreement;

WHEREAS, pursuant to Section 12.6 of the Agreement, the Agreement may only be amended by an agreement in writing signed by the Parties.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Section 1.3(a)(vi) of the Agreement. Section 1.3(a)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

“(vi) evidence reasonably satisfactory to Investor that the conditions set forth in Section 6.2(j) and (k) shall have been satisfied.”

2.	Amendment of Section 1.4(b) of the Agreement. Section 1.4(b) of the Agreement is hereby deleted in its entirety.

3.	Amendment of Section 3.5 of the Agreement. Section 3.5 of the Agreement is hereby amended by adding a new paragraph (f) thereof as follows:

“(f). The Company is not an “Issuing Corporation” as such term is defined in Section 78.3788 of the Nevada Revised Statutes by virtue of the fact that either it has less than 200 holders of record and/or it has less than 100 stockholders of record who have addresses in the State of Nevada, in either case, appearing on the stock ledger of the Company.”

4.	Amendment of Section 6.2 of the Agreement. Section 6.2 of the Agreement is hereby amended by inserting at the end of such section:

“(j) Election of Directors. The slate proposed by the Company for election as directors as set forth in the draft preliminary proxy statement, dated April 9, 2015 shall have been elected as directors of the Company at the Stockholders Meeting.

(k) Appointment of Investor Designees. Both (i) Messrs. Saul and Sawyer (or their successors if other than Investor Designees) shall have resigned as directors of the Company, and (ii) designees of Investor, reasonably acceptable to the Board of Directors (the “Investor Designees”), it being understood that Mr. Alonso Ancira and Mr. Daniel Chapman are reasonably acceptable, shall have been appointed to the Company’s Board of Directors as a Class II and a Class III director.”

5.	Amendment of Section 8.1(d) of the Agreement. Section 8.1(d) of the Agreement is hereby amended by deleting “or” at the end of clause (iii), deleting the period at the end of clause (iv) and inserting “; or” in its place and by inserting at the end of such section:

“(v) at any time, if both (x) the conditions to the Initial Closing set forth in Section 6.2 (other than (A) paragraph (k) and (B) those conditions that by their terms are to be satisfied at the Initial Closing) have been satisfied or are reasonably capable of being satisfied if the Initial Closing were to occur at such time, and (y) the condition to the Initial Closing set forth in Section 6.2(k) is not satisfied at such time.”

6.	Amendment of Section 8.2(a)(i) of the Agreement. Section 8.2(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

“(i) Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or by the Investor pursuant to Section 8.1(d)(i), Section 8.1(d)(ii) or Section 8.1(d)(v), then the Company shall pay to the Investor the Termination Fee by wire transfer of immediately available funds concurrent with such termination and the written designation by the Investor of the account to which such Termination Fee shall be paid.”

7.	Full Force and Effect. From and after the date hereof, all references in the Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Agreement as amended by this Amendment. Except as expressly set forth herein, the Agreement shall remain in full force and effect on the terms and conditions set forth therein.

8.	Miscellaneous. All terms and provisions contained in Article XII of the Agreement, including all related definitions, are incorporated herein by reference to the same extent as if expressly set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Chief Executive Officer

PENELOPE MINING LLC

By:	/s/ Andres Gonzalez Saravia
	Name:	Andres Gonzalez Saravia
	Title:	Attorney in Fact

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]